Exhibit 99.1

AquaBounty Technologies Announces Second Quarter 2024 Financial Results

HARVARD, Mass., August 6, 2024 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the second quarter and six months ended June 30, 2024.

Second Quarter 2024 Highlights and Recent Developments

•

Net loss in the second quarter of 2024 was up significantly at $50.5 million as compared to $6.5 million in the second quarter of 2023. The current period loss included a non-cash impairment charge of $44.5 million against the long-lived assets of the Indiana farm and certain equipment from the Ohio farm, which have been sold or made available for sale.

•	Cash, cash equivalents and restricted cash totaled $0.7 million as of June 30, 2024, as compared to $9.2 million as of December 31, 2023.
•

On April 18, 2024, the Company executed a bridge loan agreement for $10.0 million, secured by the assets of its Indiana and Ohio farms.  The Company utilized $6.5 million from the facility, which was repaid on July 26, 2024.

•	The sale of the Indiana farm, which included certain equipment from the Ohio farm, was completed on July 26, 2024 for $9.2 million, net of expenses.
•

On June 7, 2024, David F. Melbourne Jr. was promoted to Chief Executive Officer, in conjunction with the Company’s succession plan.  Sylvia Wulf continues as the non-executive Chair of AquaBounty’s Board of Directors.

Management Commentary

“Our focus during the second quarter was securing a buyer for the Indiana farm and continuing to explore a variety of financing initiatives to maintain liquidity”, said Dave Melbourne, AquaBounty’s President and Chief Executive Officer.  “With the sale of the Indiana farm now complete, we will continue to work with our investment banking partner to extend our cash runway, including the sale of additional equipment assets from our Ohio farm.

“While our net loss in the second quarter was up significantly, driven in large part by the non-cash impairment charge taken against our farm assets, the team continues to identify opportunities to preserve cash and reduce operating expenses.  We completed a sale of conventional Atlantic salmon eggs from our Prince Edward Island (“PEI”) operations’ winter spawn to a large net-pen salmon farmer at the beginning of the quarter.  In addition, we have secured a large follow-up order from the same customer for additional conventional eggs from our summer spawn.  Our Research and Development team made further progress in PEI on our breeding, fish health and nutrition, and gene editing initiatives.  This work supports important advances that will be valuable for the future of our business, supporting both traditional net-pen and land-based farming operations”, continued Melbourne.

“When I assumed the role as AquaBounty’s CEO in June, I made it clear that I would be fully committed to working with our dedicated team to secure the future pathway forward for our Company and stockholders.  I remain resolute to this commitment.  Our leadership team, and broader organization, is working tirelessly to stabilize the business in the short term and drive value creation in the long-term.  I look forward to sharing continued updates in the future”, concluded Melbourne.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in land-based aquaculture.  As a vertically integrated Company from broodstock to grow out, we are leveraging decades of our technology advances in fish breeding, genetics, and health & nutrition, as well as our operational expertise, to deliver innovative solutions that address food insecurity and climate change issues.  AquaBounty raises its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. We locate our land-based recirculating aquaculture system (“RAS”) farms close to key consumption markets, which are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty raises nutritious salmon that is free of antibiotics in a manner that results in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding potential financing alternatives for the Company, its operations, and construction of its Ohio farm. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “continue,” “believe,” “will,” “may,” “expect,” the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise substantial additional capital on acceptable terms, or at all, which is required to implement our business strategy as planned, or at all; our ability to raise additional funds in sufficient amounts on a timely basis, on acceptable terms, or at all; including our ability to sell additional equipment from the Ohio farm to generate liquidity to fund ongoing operations; our ability to attract and retain key personnel, including key management personnel; our ability to retain and reengage key vendors and engage additional vendors, as needed; our ability to obtain approvals and permits to construct and operate our farms without delay; increases in interest rates; delays and defects that may prevent the commencement of farm operations; rising inflation rates; our ability to finance our Ohio farm through the placement of municipal bonds, which may require restrictive debt covenants that could limit our control over the farm’s operation and restrict our ability to utilize any cash that the farm generates; our ability to manage our growth, which could adversely affect our business; risks related to potential strategic acquisitions, investments or mergers; high customer concentration, which exposes us to various risks faced by our major customers; ethical, legal, and social concerns about genetically engineered products; our ability to gain consumer acceptance of our genetically engineered Atlantic salmon (“GE Atlantic salmon” or “AquAdvantage salmon”) product; the quality and quantity of the salmon that we harvest; a significant fish mortality event in our broodstock or our production facilities; the loss of our GE Atlantic salmon broodstock; disease outbreaks, which can increase the cost of production and/or reduce production harvests; a shutdown, material damage to any of our farms, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for our operations; our ability to efficiently and cost-effectively produce and sell salmon at large commercial scale; any contamination of our products, which could subject us to product liability claims and product recalls; security breaches, cyber-attacks and other disruptions could compromise our information, expose us to fraud or liability, or interrupt our operations; our dependence on third parties for the processing, distribution, and sale of our products; any write-downs of the value of our inventory; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; industry volatility, including fluctuations in commodity prices of salmon; restrictions on Atlantic salmon farming in certain states; agreements that require us to pay a significant portion of our future revenue to third parties; our ability to receive additional government research grants and loans; international business risks, including exchange rate fluctuations; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; our ability to maintain regulatory approvals for our GE Atlantic salmon and our farm sites and obtain new approvals for farm sites and the sale of our products in other markets; our ability to continue to comply with U.S. Food and Drug Administration regulations and foreign regulations; significant regulations in the markets in which we intend to sell our products; significant costs complying with environmental, health, and safety laws and regulations, and any failure to comply with these laws and regulations; increasing regulation, changes in existing regulations, and review of existing regulatory decisions; lawsuits by non-governmental organizations and others who are opposed to the development or commercialization of genetically engineered products; risks related to the use of the term “genetically engineered,” which will need to be included as part of the acceptable market name for our GE Atlantic salmon, and bioengineering disclosures provided in accordance with U.S. Department of Agriculture regulations; competitors and potential competitors may develop products and technologies that make ours obsolete or garner greater market share than ours; any theft, misappropriation, or reverse engineering of our products could result in competing technologies or products; our ability to protect our proprietary technologies and intellectual property rights; our ability to enforce our intellectual property rights; volatility in the price of our shares of common stock; our ability to maintain our listing on the Nasdaq Stock Market LLC (“Nasdaq”); our success in growing, or our perceived ability to grow, our GE Atlantic salmon successfully and profitably at commercial scale; an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors; any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For information regarding the risks faced by us, please refer to our public filings with the SEC, available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company & Investor Contact:
AquaBounty Technologies

investors@aquabounty.com

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com

AquaBounty Technologies, Inc.

Consolidated Balance Sheets

(Unaudited)

	as of
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$728,339	$8,203,869
Inventory	124,916	1,733,603
Assets held for sale	35,086,031	—
Prepaid expenses and other current assets	798,545	1,700,273
Total current assets	36,737,831	11,637,745

Property, plant and equipment, net	90,233,868	174,381,382
Right of use assets, net	265,923	281,104
Intangible assets, net	197,584	204,436
Restricted cash	—	1,000,000
Other assets	2,202	46,761
Total assets	$127,437,408	$187,551,428

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$12,875,295	$12,991,819
Accrued employee compensation	460,024	754,621
Current debt	5,330,124	795,300
Other current liabilities	31,831	30,863
Total current liabilities	18,697,274	14,572,603

Long-term lease obligations	234,092	250,241
Long-term debt, net	5,161,394	7,711,866
Total liabilities	24,092,760	22,534,710

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,865,778 and 3,847,022 shares outstanding at June 30, 2024 and
December 31, 2023, respectively	3,866	3,847
Additional paid-in capital	386,172,255	385,998,213
Accumulated other comprehensive loss	(579,106)	(405,464)
Accumulated deficit	(282,252,367)	(220,579,878)
Total stockholders' equity	103,344,648	165,016,718

Total liabilities and stockholders' equity	$127,437,408	$187,551,428

AquaBounty Technologies, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Product revenues	$180,182	$788,430	$657,450	$1,186,276

Costs and expenses
Product costs	1,641,083	3,790,878	6,117,380	7,350,118
Sales and marketing	79,702	194,254	143,665	392,539
Research and development	64,502	178,394	184,291	301,311
General and administrative	3,446,560	3,067,533	5,947,117	6,068,015
Long-lived asset impairment	44,468,222	—	48,733,222
Total costs and expenses	49,700,069	7,231,059	61,125,675	14,111,983

Operating loss	(49,519,887)	(6,442,629)	(60,468,225)	(12,925,707)

Other expense
Interest expense	(989,976)	(65,789)	(1,198,539)	(132,063)
Other (expense) income, net	(4,378)	(328)	(5,725)	62,956
Total other expense	(994,354)	(66,117)	(1,204,264)	(69,107)

Net loss	$(50,514,241)	$(6,508,746)	$(61,672,489)	$(12,994,814)

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(57,335)	111,346	(173,642)	115,773
Total other comprehensive (loss) income	(57,335)	111,346	(173,642)	115,773

Comprehensive loss	$(50,571,576)	$(6,397,400)	$(61,846,131)	$(12,879,041)

Basic and diluted net loss per share	$(13.08)	$(1.69)	$(16.00)	$(3.38)
Weighted average number of Common Shares
-basic and diluted	3,860,487	3,846,061	3,854,958	3,841,666

AquaBounty Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net loss	$(61,672,489)	$(12,994,814)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	722,517	1,066,476
Share-based compensation	174,061	302,825
Long-lived asset impairment	48,733,222	—
Other non-cash charge	37,233	9,408
Changes in operating assets and liabilities:
Inventory	1,600,775	(74,789)
Prepaid expenses and other assets	934,007	(1,225,343)
Accounts payable and accrued liabilities	1,066,904	748,443
Accrued employee compensation	(294,597)	(78,492)
Net cash used in operating activities	(8,698,367)	(12,246,286)

Investing activities
Purchases of and deposits on property, plant and equipment	(2,043,333)	(46,586,998)
Other investing activities	149,282	(3,263)
Net cash used in investing activities	(1,894,051)	(46,590,261)

Financing activities
Proceeds from issuance of debt	5,117,292	394,156
Repayment of term debt	(2,995,467)	(359,704)
Net cash provided by financing activities	2,121,825	34,452

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,937)	5,818
Net change in cash, cash equivalents and restricted cash	(8,475,530)	(58,796,277)
Cash, cash equivalents and restricted cash at beginning of period	9,203,869	102,638,557
Cash, cash equivalents and restricted cash at end of period	$728,339	$43,842,280

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$728,339	$42,842,280
Restricted cash	—	1,000,000
Total cash, cash equivalents and restricted cash	$728,339	$43,842,280

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash	$1,161,302	$124,430
Property and equipment included in accounts payable and accrued liabilities	$10,423,909	$18,682,066